Exhibit 10.3

SETTLEMENT AGREEMENT AND MUTUAL

GENERAL RELEASE OF ALL CLAIMS

This Confidential Settlement Agreement and Mutual General Release of All Claims (hereinafter “Release”) is made and entered with an effective date of August 24, 2010 by and between BANKS.COM, INC. (“Plaintiff” or “Claimant” or “Banks.com”) on the one hand, and ANDREW KEERY (“Respondent” or “Keery”), DALE GIESSMAN (“Giessman”), and PROSTREAMMEDIA.COM (“ProStreamMedia”) (Giessman and ProStreamMedia are also individually and collectively referred to as, “Defendant(s)”) on the other, in accordance with the terms and conditions set forth below. Banks.com, Keery, Giessman, and ProStreamMedia will sometimes be referred to in their individual capacities as a “Party” or collectively as the “Parties.”

1.0	FACTUAL RECITALS

1.1 This Release is entered into with reference to the following recitals:

1.2 WHEREAS, Banks.com is a financial services company that delivers financial information on the web by, among other things, providing internet search services through a combination of traffic aggregation and proprietary websites. The company operates in various areas of internet commerce, including paid search, direct navigation, and online marketing. Its pay-per-click search services enable businesses to enhance their online transactions through online advertising to internet users in response to their keyword search queries.

1.3 WHEREAS, Banks.com first began as a private Nevada corporation known as Walnut Ventures, Inc. (“Walnut Ventures”), which was owned by four shareholders – Daniel M. O’Donnell, Steven Ernst, Andrew Keery, and Robert Hoult (“Hoult”). On December 10, 2004, Walnut Ventures was acquired by a Florida corporation then known as MBSL Group, Inc.1

1.4 WHEREAS, in conjunction with Walnut Ventures/MBSL transaction, all four shareholders, including Keery and Hoult, signed separate Employment Agreements with Banks.com (collectively, “the Employment Agreements”).

1.5 WHEREAS, the four original shareholders of Walnut Ventures also signed non-compete agreements in exchange for receiving Banks.com shares of stocks.

1.6 WHEREAS, Hoult and Keery also signed the company’s Code of Conduct, Confidentiality and Proprietary Information Agreement, and the Employee Proprietary Information and Invention Assignment Agreement (“EPIIAA”).

1.7 WHEREAS, on or about September 26, 2007, Keery voluntarily terminated his employment with Banks.com. Thereafter, on or about October 24, 2007, Keery entered into a Separation Agreement with Banks.com.

[1]	On October 29, 2004, MBSL’s name was changed to “InterSearch Group, Inc.” The name was then changed to “Banks.com, Inc.” on November 29, 2007.

1.8 WHEREAS, on or about November 5, 2009, Banks.com commenced a suit in the San Francisco County Superior Court against Hoult, Giessman, Moxiesearch.com, and ProStreamMedia, Case No. CGC-09-494156 (hereinafter, the “Suit” or “Superior Court Action”).

1.9 WHEREAS, on or about November 5, 2009, Banks.com commenced a petition for arbitration before the American Arbitration Association (AAA) against Keery, Case No. 74-116-Y-00899-09-DECR (hereinafter, the “Arbitration”).

1.10 WHEREAS, on or about December 24, 2009, Banks.com filed a First Amended Complaint in the Superior Court Action by, among other things, adding Keery as a defendant.

1.11 WHEREAS, on or about December 29, 2009, the defendants in the Superior Court Action removed the case to the United States District Court for the Northern District of California, San Francisco Division, Case No. 3:09-CV-06039-WHA (hereinafter the “Federal Action” and the Federal Action is also hereinafter incorporated into the “Suit”).

1.12 WHEREAS, on or about March 4, 2010, Banks.com and Keery stipulated to a voluntary dismissal of Banks.com’s Suit against Keery without prejudice.

1.13 WHEREAS, Remajo, LLC (“Remajo”) is a California limited liability company registered before the State of California on or about January 22, 2008 by Giessman.

1.14 WHEREAS, the Remajo Operating Agreement has an effective date of on or about December 20, 2007, and has an effective period of two (2) years. The Remajo Operating Agreement identified www.moxiesearch.com as a dba entity.

1.15 WHEREAS, Remajo is the actual business entity that contracted with various entities on behalf of Moxiesearch.com. All revenues earned by Moxiesearch.com are funneled to Remajo. Remajo then distributes the net revenues (net revenue share less costs) to Moxiesearch.com. Under the Remajo Operating Agreement, Hoult and Giessman are to split the “gross profit” of Remajo with 65% going to Hoult and 35% going to Giessman.

1.16 WHEREAS, Remajo entered into a Search Distribution Agreement with InfoSpace Sales LLC (“InfoSpace”) with an effective date of on or about December 3, 2007 on behalf of Moxiesearch.com, with an initial term of two (2) years.

1.17 WHEREAS, Remajo entered into a Sponsored Listing Publisher Agreement (“ASL Publisher Agreement”) with IAC Search & Media, Inc. (“IAC” or “Ask.com”) with an effective date of on or about May 25, 2009 on behalf of ProStreamMedia.com. Remajo and Ask.com entered into an amendment to the ASL Publisher Agreement in or around October 2009 (hereinafter incorporated into the “ASL Publisher Agreement”). All revenues earned by ProStreamMedia.com from Ask.com through the ASL Publisher Agreement are funneled to Remajo, which Remajo then distributes to ProStreamMedia at one hundred percent (100%). ProStreamMedia then pays out all expenses, costs, and makes the partner payments. Under ProStreamMedia’s “Partnership Agreement,” net proceeds after costs of ProStreamMedia are distributed 55% to Giessman, and 45% to Keery.

1.18 WHEREAS, in the Suit and the Arbitration, Banks.com alleges that Hoult improperly took and misused Banks.com’s confidential, proprietary, and trade secrets information while Hoult was still employed at Banks.com and subsequent to his voluntary termination of employment at Banks.com. Banks.com further alleges in its Suit and Arbitration that, while Hoult was still employed at Banks.com and subsequent to his voluntary termination of employment at Banks.com, Hoult, Keery, and/or Giessman established, created, maintained, and ran Moxiesearch.com, a business that directly competes with Banks.com, and which used Banks.com’s confidential, proprietary, and trade secrets information. Banks.com also alleges in its Suit and Arbitration that on behalf of Moxiesearch.com, Remajo entered into a contract with InfoSpace, which was negotiated by Hoult and/or Giessman. Banks.com also alleges in its Suit and Arbitration that Hoult, Keery, and/or Giessman Hoult, Keery, and/or Giessman established, created, maintained, and ran ProStreamMedia, a business that allegedly directly competes with Banks.com, and which allegedly used Banks.com’s confidential, proprietary, and trade secrets information. Finally, Banks.com alleges in its Suit and Arbitration that Hoult, Keery, and/or Giessman conducted other activities that were improper that form the bases of Banks.com’s alleged claims against each of the Respondent and Defendants, including alleged breaches of the Employment Agreements and the EPIIAA.

1.19 WHEREAS Respondent and Defendants have denied, and continue to deny, the allegations made by Banks.com in the Suit and the Arbitration, deny that Banks.com has suffered any harm or damage, and deny all liability with respect to any and all facts and claims alleged in the Suit and the Arbitration.

1.20 WHEREAS, it is now the desire and intention of the Parties to finally and forever settle and release all claims made or related to the Suit and/or Arbitration. Pursuant to this desire and in consideration of the promises contained herein, the Parties agree as follows:

2.0	AGREEMENT AND MUTUAL RELEASE OF ALL CLAIMS

The Parties agree to settle and compromise the Suit and/or Arbitration as between them subject to the following terms:

2.1 The Recitals set forth above are hereby incorporated as though fully set forth herein.

2.2 In consideration for this Release, and in full and final settlement of the Suit and Arbitration as they apply to the Parties of this Release only, Respondent and Defendants agree to assign fifty percent (50%) of ProStreamMedia’s profits (gross revenue less traffic acquisition costs, monthly hosting fees, and annual accounting costs) to Banks.com indefinitely (the “ProStreamMedia Profits”) beginning with all revenues generated on and after August 1, 2010 (that is, Banks.com is assigned 50% of ProStreamMedia’s gross profits).2 Banks.com understands that the entity that has an actual agreement with partners (including Ask.com) is Remajo, and revenues by Remajo earned from the ProStreamMedia business flows 100% to ProStreamMedia. All parties understand that

[2]

Because there is an approximate 45-day lag between revenue generating activity and payment, Giessman will continue receiving his share of profits collected (based on revenue generating activity) through mid-September, 2010.

Remajo, is merely a vehicle for processing partner payments and has no equity value. Therefore, this assignment is with the understanding that ProStreamMedia is the real entity that is earning the revenues even though the revenues pass through Remajo first. Parties may also mutually agree to make investments in the ProStreamMedia business in the future. In order to accomplish the foregoing, Defendants agree to take the following actions within five (5) business days of the date of this Release. Giessman shall transfer all of the issued and outstanding equity interests of Remajo to Keery. (All parties understand that Winestore.com does not belong to nor is a part of Remajo; rather, Winestore.com is owned by Hoult, Keery, and Giessman individually.) Remajo shall then change its name and is referred to herein as “New Remajo.” Individually, and as the sole general partners of the ProStreamMedia general partnership, Giessman and Keery shall transfer all assets of the ProStreamMedia business to New Remajo, including all right, title and interest in the domain name “ProStreamMedia.com.” Giessman and Keery will then dissolve the ProStreamMedia partnership. New Remajo will enter into an agreement with Banks.com, whereby New Remajo assign to Banks.com the right to receive 50% of ProStreamMedia’s Profits. As security for the obligations of New Remajo to Banks.com, Banks.com will have a first-priority lien on all issued and outstanding equity interests of New Remajo and all trade names, trademarks, service marks, slogans, logos, domain names, URL addresses, trademark and service mark and domain registrations and trademark and service mark and domain applications relating to the ProStreamMedia name.

2.3 In further consideration for this Release, the Parties agree that Keery will maintain full decision-making control and signatory authority for ProStreamMedia, and will run all aspects of the ProStreamMedia business, including business development, account management, feed oversight, accounting, partner payments and banking. ProStreamMedia will supply Banks.com with a user name and password to access the Ask.com Partner Management system, as well as to any other search results providers, as well as the Nami platform.

2.4 In further consideration for this Release, the Parties agree that Banks.com is entitled to review/audit ProStreamMedia’s and Remajo’s (on the ProStreamMedia side of Remajo’s business) books and financial documents. Banks.com also has the right conduct operations audits, but such operations audits will be limited to no more than two (2) per calendar year.

2.5 In further consideration for this Release, the Parties agree that for a period of no less than three (3) years beginning on the effective date of this Release, Keery agrees he will not abandon ProStreamMedia or create a direct competitor in the field of search feed sub-syndication. If Keery abandons or creates a direct competitor in the field of search feed sub-syndication prior to the end of three (3) years beginning on the effective date of this Release, Keery will assign and/or transfer ownership and title of the ProStreamMedia business in its entirety to Banks.com, after which Keery retains nothing, and he loses all control outlined in Section 2.3 above. If Keery abandons or creates a direct competitor in the field of search feed sub-syndication after the end of three (3) years beginning on the effective date of this Release, Keery will assign and/or transfer ownership and title of the ProStreamMedia business in its entirety to Banks.com, after which Keery shall retain 25% of ProStreamMedia’s profits (gross revenue less traffic acquisition costs, monthly hosting fees, and annual accounting costs), and they lose all control outlined in Section 2.3 above. The

Parties have defined the term “abandon” as Keery spending less than ten (10) hours per week working directly on servicing and/or expanding the ProStreamMedia business. In the event of Keery’s death, ownership and title of the ProStreamMedia business will transfer in its entirety to Banks.com, after which Keery’s heirs shall retain 25% of ProStreamMedia’s profits (gross revenue less traffic acquisition costs, monthly hosting fees, and annual accounting costs), and they lose all control outlined in Section 2.3 above.

2.6 In further consideration for this Release, the Parties agree that Keery and/or Giessman shall remain free to pursue other projects and employment, so long as they continue to fully support and run the ProStreamMedia business, and so long as they do not form a direct competitor of ProStreamMedia in the field of search feed sub-syndication.

2.7 In further consideration for this Release, the Parties agree that Keery and/or Giessman shall provide Banks.com with all documentation reasonably requested by Banks.com in connection with the finalization of this Release and other documents evidencing the arrangements described herein, including, without limitation, copies of the organizational documents for Remajo and ProStreamMedia.

2.8 In further consideration for this Release, the Parties agree that Keery and/or Giessman agree to testify truthfully in relation to the facts and circumstances leading to the Suit and Arbitration, as well as in the derivative action filed by Hoult against, among other parties, Banks.com and its Board of Directors (San Francisco Superior Court, Case No. CGC-10-497625); provided, however, that neither Keery nor Giessman shall be obligated to disclose or otherwise testify as to any privileged communications, including but not limited to communications covered by the attorney-client privilege, the work-product doctrine, and/or the joint defense doctrine.

2.9 In further consideration for this Release, the Parties agree that upon the signature of all Parties to this Release, Banks.com, through his counsel, shall execute and file a request for dismissal with prejudice of the Respondent in the Arbitration, and Giessman and ProStreamMedia in the Suit.

2.10 In further consideration for this Release, the Parties agree to bear their own costs and other fees (including attorneys’ fees and costs) incurred by the respective Parties in the Suit and/or Arbitration.

2.11 In consideration of the terms set forth in this section, the Parties and each of them, on behalf of themselves and their respective past, present and future officers, directors, stockholders, attorneys, agents, servants, heirs, representatives, employees, corporations, subsidiaries, affiliates, partners, predecessors, successors in interest, assigns, and insurers and/or re-insurers, hereby completely release and forever discharge each other from any and all manner of any and all past, present or future claims, actions, or causes of action (including, but not limited to, malicious prosecution), in law or in equity, and any suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, obligations, losses, costs and expenses, of any nature whatsoever, whether now known or unknown, suspected or unsuspected, fixed or contingent, which the Parties have, or which may hereinafter accrue or otherwise be acquired on account of, or may in any way relate to or grow out of, or which are the subject of the matters which gave rise to the Suit and/or Arbitration, further including, without limitation, any and all known or unknown claims that may have resulted or may result from any aspect of the Suit and/or Arbitration. The terms and releases described in this Release also apply to Giessman insofar as such relates to his interests in Moxiesearch.com and/or Remajo only.

2.12 This Release shall also apply to and operate to the benefit of the Parties’ respective past, present and future officers, directors, stockholders, attorneys, agents, servants, heirs, representatives, employees, corporations, including professional corporations, subsidiaries, affiliates, partners, predecessors, successors in interest, assigns, and insurers and/or re-insurers, and all other persons, firms, or corporations with whom any of the former have been, are now, or may hereinafter, be affiliated. The terms and releases described in this Release also apply to Giessman insofar as such relates to his interests in Moxiesearch.com and/or Remajo only.

2.13 The Parties each acknowledge and agree that this Release is a full and complete general release with respect to the matters which give rise to or relate to the Suit and/or Arbitration. The Parties expressly waive and assume the risk of any and all claims for damages or otherwise which exist, but of which each and any Party does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect each Party’s decision to enter into this Release. Accordingly, The Parties hereby expressly waive and relinquish any and all rights and benefits which each Party may otherwise have pursuant to California Code of Civil Procedure section 1542 which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

2.14 The Parties acknowledge that they may hereafter discover facts different from, or in addition to, those which they now know or believe to be true, with respect to the incidents or other things which are the subject of this Release. The Parties hereby expressly agree to assume the risk of possible discovery of additional or different facts, and agree that this Release shall be and remain effective in all respects regardless of such additional or different facts.

2.15 The Parties make no representation regarding, nor do they assume any liability for, any potential tax consequences which may arise from this settlement and Release. Thus, each Party assumes only their own potential tax consequences arising from this settlement and Release.

2.16 The Parties each agree to cooperate with the other (and their respective counsel) to perform any and all acts required by this Release, to execute and deliver any and all further documents that may be reasonably necessary or desirable to effectuate the purposes of this Release and to refrain or forebear from any act that would be inconsistent with the purposes of this Release.

3.0	CONFIDENTIALITY AND NON-DISPARAGEMENT

3.1 Except as otherwise provided in this Release, the Parties agree to keep confidential the terms of this Release and information relating to the resolution of the Suit and/or Arbitration, shall not disparage each of them with regards to the events that gave rise to the Suit and/or Arbitration, and to refrain from disclosing any information regarding this Release to any third-party (outside of immediate family) unless ordered to do otherwise under oath in a court of competent jurisdiction or as required for a legitimate business purpose (e.g., through disclosures to attorneys, accountants, regulatory bodies, government agencies, reinsurers, etc. including, without limitation, any disclosures required under securities laws and/or regulations). To the extent that such information would be necessary or appropriate as evidence or discovery in other litigation or arbitration (specifically as contemplated in Section 2.8 above), the Parties will take reasonable steps to protect the confidentiality of the information, including by seeking stipulations of confidentiality or protective orders. Notwithstanding the language of this paragraph, the Parties may communicate to others that the Suit and/or Arbitration has been resolved as to each of them to the satisfaction of the Parties. The Parties may disclose the terms of this Release to Hoult and his counsel for the Suit only, but only after the Parties have fully executed this Release.

4.0	NO ADMISSION OF LIABILITY

4.1 This Release is executed by the Parties for the purpose of compromising and settling the Suit and/or Arbitration, as well as all past, present or potential claims arising out of the Suit and/or Arbitration as it relates to the Parties only, and it is expressly understood and agreed as a condition hereof that neither this Release, nor any provision herein, shall constitute or be construed as an admission by any Party of the truth of any claims or causes of action asserted by any other party to this instrument. This Release shall not be admissible in any legal proceeding or arbitration, except to enforce its terms or upon order of the court or the arbitrator.

5.0	ABSENCE OF ASSIGNMENT

5.1 The Parties warrant and represent that they have not, in any way, assigned or transferred by agreement, operation of law, or otherwise, any claim against any other settling Party, including but not limited to, the assignment of any claim or rights that would impede implementation of this Release.

6.0	SUCCESSORS AND ASSIGNS

6.1 It is understood and agreed by the Parties that the agreements, undertakings, warranties, acts, representations and other things done or to be done by the Parties or their attorneys by virtue of this Release, shall run to and be binding upon all heirs, executors, successors, predecessors, administrators, trustees, assigns, agents, attorneys, employees, officers, directors, shareholders, partners, and representatives of the Parties.

7.0	SURVIVAL OF WARRANTIES

7.1 The representations and warranties of the Parties shall not expire with or be terminated and extinguished by the execution of this Release, but shall thereafter continue and remain in full force and effect without time limitations.

8.0	REPRESENTATION OF COMPREHENSION OF DOCUMENTS

8.1 The Parties hereto represent and warrant: (i) that in executing and entering into this Release, they have sought legal advice from legal counsel of their choice; (ii) they have read the contents of this Release; (iii) they fully understand the terms and consequences of the Release; and (iv) that hereafter none of the Parties shall deny the validity of this Release on the grounds that it did not have advice of counsel or did not knowingly enter into this Release and agree to each of its terms.

8.2 The Release shall be deemed prepared and negotiated by counsel for the Parties hereto and no contrary presumption, interpretation or construction shall arise in the event of any ambiguity or uncertainty thereof.

8.3 Each Party has cooperated in the drafting and preparation of this Release. Hence, if any construction is to be made of this Release, the same shall not be construed against any Party on the basis that the Party was the drafter. It shall be construed simply and fairly and not strictly for or against any Party.

9.0	WARRANTY OF CAPACITY TO EXECUTE AGREEMENT

9.1 The Parties represent and warrant that no other person or entity has any interest in the claim, demands, obligations or causes of action referred to in this Release, except as otherwise set forth herein; that each has the sole right and exclusive authority to execute this Release and that each has not sold, assigned, transferred, conveyed, or otherwise disposed of any of the claims, demands, obligations, or causes of action referred to in this Release.

10.0	GOVERNING LAW

10.1 This Release shall be construed and interpreted in accordance with the laws of the State of California.

11.0	ADDITIONAL DOCUMENTS

11.1 The Parties agree to cooperate fully and execute any and all supplementary documents, including without limitation, a grant agreement regarding the ProStreamMedia Profits, an amended operating agreement for New Remajo and a pledge and security agreement all in a form acceptable to Banks.com in its sole and absolute discretion, and to take all additional actions which may be necessary or appropriate to give full force and effect to the basic terms and intent of this Release.

12.0	SEVERABILITY

12.1 In the event any provisions of this Release shall be held to be void, voidable or unenforceable, the remaining provisions shall be enforced in harmony with the purpose of this Release and the intent of the Parties at the time that they entered into this Release.

13.0	ENTIRE AGREEMENT

13.1 This Release is an integrated agreement and contains the entire agreement of the Parties relating to its subject matter. No representations, warranties or promises have been made or relied on by any party hereto other than as set forth herein. This Release supersedes and controls any and all prior communications, negotiations and understandings between and among the settling parties and/or their representatives with regard to the subject matter of the Agreement, and may not be contradicted by evidence of any prior or contemporaneous agreement. The Parties intend this Release to constitute the complete statement of the terms as between and among the parties hereto, and that no extrinsic evidence whatsoever relating to this Release may be introduced in any judicial proceeding between the Parties.

14.0	MODIFICATION/AMENDMENT

14.1 This Release cannot be modified, changed, amended, or terminated orally. Any modification, change, amendment or termination must be in writing and signed by the authorized representatives of the Parties.

15.0	COUNTERPARTS

15.1 This Release may be executed in counterparts. Copies of this Release shall have the same force and effect as the original. Copies of this Release shall be admissible as evidence to the same extent as the original is so admissible.

I have read this entire Settlement Agreement and Mutual General Release, consisting of ten (10) pages, including the signature page. I agree to the terms set forth herein.

DATE: AUGUST 24, 2010	By: BANKS.COM, INC.

/s/ Daniel O’Donnell
	By:	Daniel O’Donnell
	Its:	President & CEO

APPROVED AS TO FORM	FOLEY AND LARDNER LLP

DATE: AUGUST 24, 2010

	By:	/s/ Eileen R. Ridley
EILEEN R. RIDLEY
ATTORNEYS FOR BANKS.COM, INC.

DATE: AUGUST 24, 2010	BY: ANDREW KEERY

/s/ Andrew Keery
	BY:	ANDREW KEERY

APPROVED AS TO FORM	BUCHALTER NEMER

DATE: AUGUST 24, 2010

	BY:	/s/ Richard C. Darwin
RICHARD C. DARWIN
ATTORNEYS FOR ANDREW KEERY

DATE: AUGUST 25, 2010	BY: DALE GIESSMAN

/s/ Dale Giessman
	BY:	DALE GIESSMAN

APPROVED AS TO FORM	WETTIG LAW FIRM

DATE: AUGUST 24, 2010

	BY:	/s/ Gretchen Wettig
GRETCHEN WETTIG
ATTORNEYS FOR DALE GIESSMAN

APPROVED AS TO FORM	FELDMAN LAW GROUP

DATE: AUGUST 24, 2010

	BY:	/s/ Aaron R. Feldman
AARON R. FELDMAN
ATTORNEYS FOR DALE GIESSMAN

DATE: AUGUST 25, 2010	By: PROSTREAMMEDIA.COM

/s/ Dale Giessman
	BY:	DALE GIESSMAN
ITS:

APPROVED AS TO FORM	WETTIG LAW FIRM

DATE: AUGUST 24, 2010

	BY:	/s/ Gretchen Wettig
GRETCHEN WETTIG
ATTORNEYS FOR PROSTREAMMEDIA.COM

APPROVED AS TO FORM	FELDMAN LAW GROUP

DATE: AUGUST 24, 2010

	BY:	/s/ Aaron R. Feldman
AARON R. FELDMAN
ATTORNEYS FOR PROSTREAMMEDIA.COM